                                                                    EXHIBIT 24.1

                                POWER-OF-ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Soloway and Kevin S. Buchel, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 2003 of Napco Security Systems, Inc. and any and all amendments thereto, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      SIGNATURE                                TITLE                                   DATE
    --------------                            --------                               --------
/s/ Richard Soloway                     Chairman of the Board                   September 23, 2003
---------------------------             of Directors, President
    Richard Soloway                     and Secretary (Principal
                                        Executive Officer)

/s/ Kevin S. Buchel                     Director, Senior Vice                   September 23, 2003
---------------------------             President of Operations
    Kevin S. Buchel                     and Finance and Treasurer
                                        (Principal Financial and
                                        Accounting Officer)

/s/ Randy B. Blaustein                  Director                                September 23, 2003
---------------------------
    Randy B. Blaustein

/s/ Arnold Blumenthal                   Director
---------------------------                                                     September 23, 2003
    Arnold Blumenthal

/s/ Donna Soloway                       Director                                September 23, 2003
---------------------------
    Donna Soloway

/s/ Andrew J. Wilder                    Director                                September 23, 2003
---------------------------
    Andrew J. Wilder

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